                           AMERICAN RADIO EMPIRE, INC.

December 15, 2000

Mr. Dain Schult
7103 Pine Bluffs Trail
Austin, Texas 78729

Dear Dain:

Please accept this amended  Employment  Agreement  from American  Communications
Enterprises, Inc., ("ARE" or "the Company"). This Agreement supercedes any other existing agreement, with the understanding that we agree to the following:

                                    Recitals

1.      Dain Schult ("Schult") has acquired outstanding and special skills and abilities and an extensive background in and knowledge of ARE's industries.

2.      ARE desires the services of Schult, and is therefore willing to engage his services on the terms and conditions stated below.

3.      Schult desires to be employed by ARE and is willing to do so on those terms and conditions.

        Now, therefore, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

                         Employee's Duties and Authority

The Company has already  hired Schult (and further  codified by the execution of this amended  agreement)  as its  President  and Chief  Executive  Officer for a
period of no less than five years with automatic five-year term renewals. Schult is responsible for overseeing the following areas:

        A) Day-to-day oversight of the business operation of all radio stations acquired and corporate headquarters;

        B) Such in-station consultation functions as may be required directly by you;

        C) Directing the staffing, training and managing of all needed employees;

        D) Investigation, negotiation and acquisition of additional radio stations and Internet services;

        E) Overseeing the creation of customized satellite and Internet programming for ARE's own radio networks; and

                                  Page 1 of 5

                           AMERICAN RADIO EMPIRE, INC.

        F) Performing such other functions as the corporation may from time to time assign to Schult.

                       Reasonable Time and Effort Required

During his employment, Schult shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

                        Non-Competition During Employment

During the employment term, Schult shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business. In addition, Schult, while employed, shall not take any action without
ARE's prior written consent to establish, form, or become employed by a competing business on termination of employment by ARE. Schult's failure to comply with the provisions of the preceding sentence shall give ARE the right
(in addition to all other remedies ARE may have) to terminate any benefits or compensation that Schult may be otherwise entitled to following termination of this Agreement.

                                  Compensation

Your compensation will provide you with the following:

   A) A base salary of $137,500 per year with an automatic 10% annual raise.
You will receive equity in the Company in the form of stock, not to be less than
10%. You will be provided specific annual performance goals as an incentive plan that, should you attain those goals, will pay you an annual bonus equal and additional shares of restricted ARE stock or stock options at the discretion of the Board of Directors.

   B) The Company will pay for such key man life insurance as may be required by its corporate lenders.

   C) The Company will provide you and your family with comprehensive group medical insurance including dental.

   D) The Company will provide you with a corporate vehicle of your choice or, in lieu of that, make the monthly car payments of any vehicle you own that will be designated as the corporate vehicle.

   E) The Company will reimburse you for any and all expenses as may be reasonably necessary and customary for the direct performance of your obligations hereunder, including all travel, long distance phone calls, staff help, office rent and expenses, etc. This will also include the costs of relocation of your office and even yourself and your family if ever necessary or desired.

                                  Page 2 of 5

                           AMERICAN RADIO EMPIRE, INC.

              Employee's Right of Ownership (Intellectual Property)

All inventions, creative programming or marketing ideas conceived or developed by Schult during the term of this Agreement shall remain the property of Schult, provided, however, that as to all such inventions with respect that the equipment, supplies, facilities, or trade secret information of ARE was used, or that relate to the business of ARE or to ARE's actual or demonstrably anticipated research and development, or that result from any work performed by
Schult for ARE shall remain the property of ARE. ARE also acknowledges that
Schult has already provided ARE with a number of items, including, but not limited to broadcast programming formats, slogans, monikers, logos and operating paperwork systems. These items existed with Schult before the formation of ARE.
Should Schult be involuntarily removed from his position with ARE, ARE must either immediately cease using any and all of those items or must pay Schult a licensing fee of no less than $100,000 a year from that point on for as long as those items are utilized in any form or fashion with ARE.

                           Indemnification By Employer

ARE shall, to the maximum extent permitted by law, indemnify and hold Schult harmless against, and shall purchase indemnity insurance, if available, on behalf of Schult for expenses, including reasonable attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Schult's employment by ARE.
The Company shall advance to Schult any expense incurred in defending any such proceeding to the maximum extent permitted by law.

                      Involuntary Termination of Agreement

Should ever the need arise, by consideration and simple majority vote of the
Board of Directors, for your involuntarily leaving your position and the company before the end of the existing three year term of this agreement, you will be paid the remaining balance of that term's salaries in cash at the time of your departure plus any bonuses or stock options that would be due to you at that time.

                       Termination or Assignment on Merger

In the event of a merger where ARE is not the surviving entity, or of a sale of all or substantially all of ARE's assets, ARE may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of ARE's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to Schult, terminate this Agreement effective on the date of the merger or sale of assets.
Should ARE elect this second option, the Company must then pay Schult the remaining balance of his three-year term's salaries in cash, repay Schult for any and all loans he has made to the Company, reimburse him for any and all outstanding, out-of-pocket expenses he has incurred and has not yet been reimbursed for, stock options and enter into a licensing agreement for Schult's
Intellectual Property.

                                  Page 3 of 5

                           AMERICAN RADIO EMPIRE, INC.

                        Non-disclosure After Termination

Because of his employment by ARE, Schult will have access to trade secrets and confidential information about ARE, its services, its customers, and its methods of doing business. In consideration of his access to this information, Schult agrees that for a period of two years after termination of his employment, he will not disclose such trade secrets or confidential information.

                        Liquidated Damages (for Employee)

In the event of any material breach of this Agreement on the part of ARE, Schult at his sole option, may terminate his employment under this Agreement and, at his sole option, shall be entitled to receive as liquidated damages, the full amount of the basic salary and incentive compensation provided three years following Schult's exercise of his option to terminate his employment under this
Agreement. The amounts payable to Schult under this subsection shall be payable in monthly installments on the first day of each month of the term of these payments.

                                Entire Agreement

This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

                                  Choice of Law

The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Texas.

                                     Notices

Any notice to ARE required or permitted under this Agreement shall be given in writing to ARE, either by personal service or by registered or certified mail, postage prepaid, addressed to ARE at its then principal place of business. Any such notice to Schult shall be given in a like manner and, if mailed, shall be addressed to him at his home address then shown in ARE's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

                                  Page 4 of 5

                           AMERICAN RADIO EMPIRE, INC.

                                  Severability

If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.
If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

If this is satisfactory and adequately reflects our agreements to date. please so indicate with your signature below.

/s/Dain Schult                         Date: December 15, 2000

Dain Schult, Chairman, American Radio Empire, Inc.
13210 Kerrville Folkway, Building G, Austin, Texas 78729
(512) 249-9600  FAX-(815) 352-2889

AGREED & ACCEPTED

This 15th day of December, 2000

/s/Dain L. Schult
Dain L. Schult (individually)